certification

Joseph Barrato, Principal Executive Officer/President, and Sam Singh, Principal Financial Officer/Treasurer of Arrow Investments Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                               Principal Financial Officer/Treasurer

Arrow Investments Trust                                                 Arrow Investments Trust

/s/ Joseph Barrato                                            /s/ Sam Singh

Joseph Barrato                                                Sam Singh

Date: 4/08/22                                                  Date: 4/08/22

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Arrow Investments Trust and will be retained by the Arrow Investments Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.